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                                                           Exhibit 23.7


                       CONSENT TO BE NAMED AS A DIRECTOR
                                      OF
                       CONDOR TECHNOLOGY SOLUTIONS, INC.


   The undersigned hereby consents to be named as a director of Condor Technology Solutions, Inc. (the "Company") in the Registration Statement on Form S-1 (Registration No. 333-37179) and all amendments thereto, filed by the Company with the Securities and Exchange Commission.



                                       /s/ William M. Newport
                                       _______________________
                                       William M. Newport